American Century Quantitative Equity Funds, Inc.

AMENDMENT NO. 5 TO RESTATED MANAGEMENT AGREEMENT

THIS AMENDMENT NO. 5 TO RESTATED MANAGEMENT AGREEMENT (“Amendment”) is effective as of the 1st day of August, 2018 (the “Effective Date”), by and between AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC., a Maryland corporation (hereinafter called the “Corporation”), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (hereinafter called the “Investment Manager”).

WHEREAS, the Corporation and the Investment Manager are parties to a certain Restated Management Agreement effective as of August 1, 2011, and amended effective as of October 31, 2011, March 19, 2015, April 10, 2017 and July 31, 2017 (the “Agreement”) and

WHEREAS, the parties hereto desire to enter into this Amendment to reflect management fee changes for the Multi-Asset Real Return Fund.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.    Amendment of Schedule A. Schedule A to the Agreement is hereby amended by deleting it in its entirety and replacing it with the Schedule A attached hereto.

2.    Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the effectiveness of those provisions of the Agreement.

3.Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

[Remainder of page intentionally left blank; signature page to follow.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective duly authorized officers as of the Effective Date.

American Century Investment Management, Inc.	American Century Quantitative Equity Funds, Inc.
/s/ Otis H. Cowan	/s/ Charles A. Etherington
Otis H. Cowan Vice President	Charles A. Etherington Senior Vice President

American Century Quantitative Equity Funds, Inc.

Schedule A
Investment Category Fee Schedules
Money Market Funds

	Rate Schedules
Category Assets	Schedule 1	Schedule 2	Schedule 3	Schedule 4
First $1 billion	0.2500%	0.2700%	0.3500%	0.2300%
Next $1 billion	0.2070%	0.2270%	0.3070%	0.1870%
Next $3 billion	0.1660%	0.1860%	0.2660%	0.1460%
Next $5 billion	0.1490%	0.1690%	0.2490%	0.1290%
Next $15 billion	0.1380%	0.1580%	0.2380%	0.1180%
Next $25 billion	0.1375%	0.1575%	0.2375%	0.1175%
Thereafter	0.1370%	0.1570%	0.2370%	0.1170%
Bond Funds

	Rate Schedules
Category Assets	Schedule 1	Schedule 2	Schedule 3	Schedule 4	Schedule 5	Schedule 6
First $1 billion	0.2800%	0.3100%	0.3600%	0.6100%	0.4100%	0.6600%
Next $1 billion	0.2280%	0.2580%	0.3080%	0.5580%	0.3580%	0.6080%
Next $3 billion	0.1980%	0.2280%	0.2780%	0.5280%	0.3280%	0.5780%
Next $5 billion	0.1780%	0.2080%	0.2580%	0.5080%	0.3080%	0.5580%
Next $15 billion	0.1650%	0.1950%	0.2450%	0.4950%	0.2950%	0.5450%
Next $25 billion	0.1630%	0.1930%	0.2430%	0.4930%	0.2930%	0.5430%
Thereafter	0.1625%	0.1925%	0.2425%	0.4925%	0.2925%	0.5425%
Bond Funds (cont’d)

	Rate Schedules
Category Assets	Schedule 7	Schedule 8	Schedule 9	Schedule 10	Schedule 11
First $1 billion	0.3800%	0.4600%	0.4400%	0.6929%	0.4000%
Next $1 billion	0.3280%	0.4080%	0.3880%	0.6409%	0.3480%
Next $3 billion	0.2980%	0.3780%	0.3580%	0.6109%	0.3180%
Next $5 billion	0.2780%	0.3580%	0.3380%	0.5909%	0.2980%
Next $15 billion	0.2650%	0.3450%	0.3250%	0.5779%	0.2850%
Next $25 billion	0.2630%	0.3430%	0.3230%	0.5759%	0.2830%
Thereafter	0.2625%	0.3425%	0.3225%	0.5754%	0.2825%
Equity Funds

	Rate Schedules
Category Assets	Schedule 1	Schedule 2	Schedule 3	Schedule 4	Schedule 5	Schedule 6	Schedule 7
First $1 billion	0.5200%	0.7200%	1.2300%	0.8700%	1.0000%	1.1500%	1.3000%
Next $5 billion	0.4600%	0.6600%	1.1700%	0.8100%	0.9400%	1.0900%	1.2400%
Next $15 billion	0.4160%	0.6160%	1.1260%	0.7660%	0.8960%	1.0460%	1.1960%
Next $25 billion	0.3690%	0.5690%	1.0790%	0.7190%	0.8490%	0.9990%	1.1490%
Next $50 billion	0.3420%	0.5420%	1.0520%	0.6920%	0.8220%	0.9720%	1.1220%
Next $150 billion	0.3390%	0.5390%	1.0490%	0.6890%	0.8190%	0.9690%	1.1190%
Thereafter	0.3380%	0.5380%	1.0480%	0.6880%	0.8180%	0.9680%	1.1180%

A-1